UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 24, 2016
SEMGROUP CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, OK 74136-4216
(Address of Principal Executive Offices) (Zip Code)
(918) 524-8100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Appointment of Vice President, Chief Accounting Officer, and Controller

As previously reported, Paul F. Largess, age 65, advised that he intended to retire as vice president, chief accounting officer, and controller of SemGroup Corporation (the “Company”) and Rose Rock Midstream GP, LLC (the “General Partner”) on March 15, 2016. The Company is the corporate parent of the General Partner and the General Partner is the general partner of Rose Rock Midstream, L.P. (“Partnership”). On February 25, 2016, the Board of Directors of the Company appointed Thomas D. Sell, age 50, as vice president, chief accounting officer, and controller of the Company effective March 15, 2016. The Board of Directors of the General Partner, also appointed Mr. Sell to serve as vice president, chief accounting officer, and controller of the General Partner effective March 15, 2016.

From 1996 to 2016, Mr. Sell served in a variety of finance, accounting, and financial reporting roles for The Williams Companies, Inc. (“Williams”), an owner and operator of energy infrastructure in North America. Most recently, he served as staff vice president, enterprise accounting for Williams since 2013, as vice president of finance & accounting, midstream from 2008 to 2013, and as assistant controller from 2005 to 2008. From 1996 until its acquisition by Williams in 1998, Mr. Sell served as director, financial reporting for Mapco, Inc. From 1987 to 1996 he served in various staff and management audit roles for Deloitte & Touche.

Mr. Sell will receive a one-time award of 4,814 restricted shares of Class A Common Stock of the Company vesting on February 15, 2019, subject to the terms of the SemGroup Corporation Equity Incentive Plan (“Plan”) and a restricted stock award agreement. He will earn a base salary of $265,000 per year and will receive a hiring bonus of $100,000. If Mr. Sell voluntarily terminates his employment within one year from his first date of employment, he will be required to repay a pro-rated portion of the hiring bonus. He will also be eligible to participate in (a) the Company’s short-term incentive bonus program beginning with the period ending December 31, 2016, pursuant to which he will be eligible to receive annual bonuses and (b) long-term equity incentive programs of the Company and the General Partner. Mr. Sell will be eligible to enter into a form of severance agreement for senior management. The terms of the severance agreement are described in the Company’s proxy statement for its 2015 annual meeting of stockholders (the “2015 Proxy Statement”) under the caption “Executive Compensation – Potential Payments Upon Termination or Change in Control – Severance Agreements.” The 2015 Proxy Statement is available at http://www.sec.gov and on the Company’s website under the heading “Investors – SEC Filings.”

(e)    Amendment to Severance Agreements

    As previously reported, the Company has entered into a severance agreement, as amended, with each of the following named executive officers of the Company: Robert N. Fitzgerald, chief financial officer; Candice L. Cheeseman, general counsel; Timothy R. Sullivan, vice president, corporate planning and strategic initiatives; and Peter L. Schwiering, vice president (each individually, a “Severance Agreement,” and collectively, the “Severance Agreements”). See the 2015 Proxy Statement for a description of the terms of the Severance Agreements.

On February 24, 2016, the Company entered into a Third Amendment to each of the Severance Agreements to extend the term of each Severance Agreement from a term ending on June 1, 2016 to a term ending on June 1, 2018 (the “Third Amendments”). A form of the Third Amendments is filed as Exhibit 10 to this Current Report on Form 8-K and incorporated into this Item 5.02(e) by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibit is filed herewith.

Exhibit No.	Description
10	Form of Third Amendments to Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION
Date: February 29, 2016
By: /s/ William H. Gault
William H. Gault
Corporate Secretary

EXHIBIT INDEX

The following exhibit is filed herewith.

Exhibit No.	Description
10	Form of Third Amendments to Severance Agreement.